Exhibit (99)(a)

Press Release July 20, 2007

WACHOVIA EARNS RECORD $2.34 BILLION, EPS UP 4% TO $1.22 Growth reflects strength in market-related businesses and traditional banking market expansion

2nd QUARTER 2007 COMPARED WITH 2nd QUARTER 2006

•	Double-digit growth in earnings. Results include the impact of acquisitions and divestitures.

•	Record revenue driven by higher loans and deposits due to acquisitions and organic growth, and by strong fee and other income in both traditional banking and securities businesses.

•	Average core deposits up 30 percent. Outstanding retail checking account growth throughout footprint, with solid results in expanded markets.

•

Average loans up 53 percent, driven by higher consumer real estate loans related to the Golden West acquisition, and strong organic growth in commercial and international lending. Expanded auto lending and credit card franchises generating results ahead of expectations.

•	Solid credit quality; increased provision largely reflects growth in auto, commercial, consumer real estate loans and credit card.

•	Customer loyalty scores reach high of 53.7%; organic customer acquisition grew 14.1% annualized.

Earnings Highlights

	Three Months Ended
	June 30, 2007		March 31, 2007		June 30, 2006
(In millions, except per share data)	Amount	EPS	Amount	EPS	Amount	EPS
Earnings
Net income (GAAP)	$2,341	1.22	2,302	1.20	1,885	1.17
Net merger-related and restructuring expenses	20	0.01	6	—	15	0.01

Earnings excluding merger-related and restructuring expenses	$2,361	1.23	2,308	1.20	1,900	1.18

Financial ratios
Return on average common stockholders’ equity	13.54%		13.47		15.41
Net interest margin (a)	2.92		3.01		3.18
Fee and other income as % of total revenue (a)	48.70		45.41		49.37
Overhead efficiency ratio (a)	55.85%		55.70		58.71

Capital adequacy (b)
Tier 1 capital ratio	7.5%		7.4		7.8
Total capital ratio	11.4		11.4		11.4
Leverage ratio	6.2%		6.1		6.6

Asset quality (c)
Allowance for loan losses as % of nonaccrual and restructured loans	182%		213		488
Allowance for loan losses as % of loans, net	0.79		0.80		1.07
Allowance for credit losses as % of loans, net (d)	0.83		0.84		1.13
Net charge-offs as % of average loans, net	0.14		0.15		0.08
Nonperforming assets as % of loans, net, foreclosed properties and loans held for sale	0.47%		0.40		0.25

(a)	Tax-equivalent.
(b)	The second quarter of 2007 is based on estimates.
(c)	Asset quality ratios at June 30 and March 31, 2007, reflect the impact of Golden West.
(d)	The allowance for credit losses is the sum of the allowance for loan losses and the reserve for unfunded lending commitments.

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WACHOVIA EARNS RECORD $2.34 BILLION, EPS OF $1.22/page 2

CHARLOTTE, N.C. — Wachovia Corp. (NYSE:WB) today reported net income of $2.34 billion, or $1.22 per share, in the second quarter of 2007 compared with $1.88 billion, or $1.17 per share, in the second quarter of 2006.

After-tax net merger-related expenses amounted to 1 cent per common share in the second quarters of both 2007 and 2006. Excluding these expenses, earnings were $2.36 billion, or $1.23 per share, in the second quarter of 2007 and $1.90 billion, or $1.18 per share, in the second quarter of 2006.

“Our second quarter performance reflects our continued focus on execution in both the traditional banking and markets-related businesses,” said Ken Thompson, Wachovia chairman and chief executive officer. “All four of our major businesses delivered double-digit earnings growth, fueled by new markets, revenue growth initiatives and an expanded product set. Especially gratifying is our employees’ continuing dedication to providing industry-leading customer service – which generated record loyalty and satisfaction scores this quarter. The integration of Golden West is proceeding as planned, and we’re excited by the cross-sell potential of our expanded platform. Additionally, our focus on efficiency and risk management continues to provide flexibility for investment for future growth.”

Results in the second quarter of 2007 included the full quarter impact of the October 1, 2006, acquisition of Golden West.

Wachovia Corporation

	Three Months Ended
(In millions)	June 30, 2007	March 31, 2007	June 30, 2006
Net interest income (Tax-equivalent)	$4,460	4,497	3,675
Fee and other income	4,234	3,741	3,583
Total revenue (Tax-equivalent)	8,694	8,238	7,258
Provision for credit losses	179	177	59
Noninterest expense	4,856	4,588	4,261
Net income	2,341	2,302	1,885
Average loans, net	421,257	415,261	275,265
Average core deposits	$378,496	369,270	291,638

In the second quarter of 2007 compared with the second quarter of 2006, Wachovia:

•

Grew revenue 20 percent on higher loans and deposits, driven by the addition of Golden West and organic growth, while higher fee and other income largely reflected growth in both our traditional banking and securities businesses.

•	Increased net interest income 21 percent on higher average consumer loans, largely reflecting the impact of acquisitions, and higher average commercial loans, up 13 percent.

•

Commercial loan growth was led by middle-market commercial and international lending. Increased consumer loans were led by higher real estate loans primarily due to the addition of Golden West, as well as growth in auto lending and in credit card.

•

Average core deposits rose 30 percent and average low-cost core deposits were up 6 percent. Growth in lower spread loans, a shift in deposit mix, acquisition impact and the effects of the inverted yield curve resulted in 26 basis points of margin compression.

•

Generated 18 percent growth in fee and other income, reflecting solid retail brokerage transaction activity and continued strength in retail brokerage managed account fees; record originations in key investment banking products and robust principal investing results; and higher traditional banking fees.

•	Experienced a 14 percent increase in noninterest expense largely reflecting the impact of acquisitions, higher revenue-based incentives and commissions, and growth initiatives.

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WACHOVIA EARNS RECORD $2.34 BILLION, EPS OF $1.22/page 3

•

Recorded a provision for credit losses of $179 million largely reflecting growth in auto, commercial, and consumer real estate lending. Net charge-offs were $150 million, or an annualized 0.14 percent of average net loans. Total nonperforming assets including loans held for sale were $2.1 billion, or 0.47 percent of loans, foreclosed properties and loans held for sale.

In addition, in the second quarter of 2007, Wachovia announced an agreement to acquire A.G. Edwards, Inc., a retail brokerage firm headquartered in St. Louis, Missouri. The transaction, which is subject to applicable regulatory approvals and approval of A.G. Edwards shareholders, is expected to close in the fourth quarter of this year.

Lines of Business

The following discussion covers the results for Wachovia’s four core business segments and is on a segment earnings basis, which excludes net merger-related and restructuring expenses, other intangible amortization and discontinued operations. Segment earnings are the basis on which Wachovia manages and allocates capital to its business segments. Pages 13 and 14 include a reconciliation of segment results to Wachovia’s consolidated results of operations in accordance with GAAP.

General Bank Highlights

	Three Months Ended
(In millions)	June 30, 2007	March 31, 2007	June 30, 2006
Net interest income (Tax-equivalent)	$3,686	3,706	2,777
Fee and other income	975	876	842
Total revenue (Tax-equivalent)	4,717	4,630	3,667
Provision for credit losses	164	162	95
Noninterest expense	2,093	2,028	1,737
Segment earnings	$1,563	1,549	1,165
Cash overhead efficiency ratio (Tax-equivalent)	44.36%	43.80	47.39
Average loans, net	$331,042	326,878	191,815
Average core deposits	298,827	292,046	214,517
Economic capital, average	$12,959	12,650	8,219

General Bank

The General Bank includes retail, small business and commercial customers. The second quarter of 2007 compared with the second quarter of 2006 included:

•

Earnings of $1.6 billion on a 29 percent increase in revenue to $4.7 billion, driven by increased loans and deposits primarily reflecting the addition of Golden West, growth synergies in auto lending, and other organic growth. The business mix continued to shift, reflecting customer preference for fixed rate instead of variable rate loans and certificates of deposit over demand deposits.

•

An increase in average loans of $139.2 billion including $121.0 billion in primarily consumer real estate loans from the Golden West acquisition. Organic growth was led by middle market commercial, commercial real estate and small business loans.

•

Deposit growth led by consumer certificates of deposit, reflecting the addition of Golden West and organic growth. Net new retail checking accounts increased by 312,000 in the second quarter of 2007 compared with an increase of 142,000 in the year ago quarter. World Savings branches generated 12 percent of these new accounts. Year to date, net new retail checking accounts amounted to 579,000, compared with 555,000 in full year 2006.

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WACHOVIA EARNS RECORD $2.34 BILLION, EPS OF $1.22/page 4

•

Fee and other income growth of 16 percent, with solid growth in service charges, interchange income, insurance commissions and mortgage banking fees on higher volumes, as well as the addition of Golden West.

•

20 percent growth in noninterest expense including the acquisition impact, de novo branch activity and other growth initiatives. Despite the increased expense, the General Bank’s overhead efficiency ratio improved 303 basis points to 44.36 percent.

•	Increased provision as a result of higher auto, commercial and consumer real estate loan losses.

Wealth Management Highlights

	Three Months Ended
(In millions)	June 30, 2007	March 31, 2007	June 30, 2006
Net interest income (Tax-equivalent)	$149	146	149
Fee and other income	201	195	194
Total revenue (Tax-equivalent)	352	342	344
Provision for credit losses	1	—	2
Noninterest expense	238	240	249
Segment earnings	$72	65	59
Cash overhead efficiency ratio (Tax-equivalent)	67.90%	70.01	72.23
Average loans, net	$17,666	17,079	15,922
Average core deposits	14,097	14,248	14,270
Economic capital, average	$587	564	561

Wealth Management

Wealth Management includes private banking, personal trust, investment advisory services, charitable services, financial planning and insurance brokerage. The second quarter of 2007 compared with the second quarter of 2006 included:

•	22 percent earnings growth to $72 million on modest revenue growth and lower expenses.

•	Stable net interest income as strong momentum in loans offset margin compression and a modest decline in average core deposits.

•

Growth in fee and other income led by investment management fees related to continuing strong client response to the new investment platform introduced in 2006, record new sales with recurring fees, and market appreciation, offset by lower insurance commissions.

•	Lower expenses as a result of efficiency initiatives.

•	11 percent growth in assets under management to $79.3 billion as a result of higher market valuations and new client acquisition.

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WACHOVIA EARNS RECORD $2.34 BILLION, EPS OF $1.22/page 5

Corporate and Investment Bank Highlights

	Three Months Ended
(In millions)	June 30, 2007	March 31, 2007	June 30, 2006
Net interest income (Tax-equivalent)	$511	455	470
Fee and other income	1,500	1,089	1,218
Total revenue (Tax-equivalent)	1,963	1,502	1,646
Provision for credit losses	(4)	—	(33)
Noninterest expense	1,024	903	887
Segment earnings	$599	380	503
Cash overhead efficiency ratio (Tax-equivalent)	52.16%	60.13	53.85
Average loans, net	$43,426	40,954	37,756
Average core deposits	31,527	29,080	26,492
Economic capital, average	$7,508	7,101	6,501

Corporate and Investment Bank

The Corporate and Investment Bank includes corporate lending, investment banking, and treasury and international trade finance. Second quarter 2007 results compared with the second quarter of 2006 included:

•

19 percent growth in earnings to $599 million driven by record investment banking performance and higher principal investing results. Strong results in advisory and underwriting fees largely related to strength in high grade, structured products, equities underwriting, merger and acquisition advisory services, and loan syndications.

•

A 9 percent increase in net interest income reflecting growth in deposits related to mortgage servicing and commercial mortgage-backed securities warehouse volumes. Core deposit growth from mortgage servicing and global money market deposits, and loan growth primarily from real estate capital markets and international.

•	Increased noninterest expense due to higher revenue-based incentives.

Capital Management Highlights

	Three Months Ended
(In millions)	June 30, 2007	March 31, 2007	June 30, 2006
Net interest income (Tax-equivalent)	$263	262	267
Fee and other income	1,502	1,444	1,211
Total revenue (Tax-equivalent)	1,754	1,698	1,469
Provision for credit losses	—	—	—
Noninterest expense	1,296	1,236	1,118
Segment earnings	$291	293	223
Cash overhead efficiency ratio (Tax-equivalent)	73.86%	72.80	76.15
Average loans, net	$1,663	1,554	1,039
Average core deposits	31,221	31,683	31,827
Economic capital, average	$1,615	1,593	1,430

Capital Management

Capital Management includes retail brokerage services and asset management. The second quarter of 2007 compared with the second quarter of 2006 included:

•

30 percent earnings growth to $291 million on record revenue, driven by solid retail brokerage transaction activity and strength in managed account fees as managed assets grew 24 percent to $151.3 billion.

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WACHOVIA EARNS RECORD $2.34 BILLION, EPS OF $1.22/page 6

•

Growth in fee income, which also reflected the effect of acquisitions including European Credit Management Ltd. (ECM), a London-based fixed income investment management firm, which closed on January 31, 2007.

•	16 percent growth in noninterest expense primarily due to higher commissions and the impact of acquisitions.

•	A decrease in assets under management from the first quarter of 2007, reflecting a change in investment discretion responsibility from Capital Management to Wealth Management.

Total assets under management of $281.5 billion at June 30, 2007, were up from December 31, 2006, including $26.2 billion from the ECM acquisition, $4.9 billion in net inflows and approximately $6.0 billion in market appreciation, offset by a $34.5 billion change in investment discretion responsibility on previously co-managed, nonproprietary assets now solely managed by Wealth Management. Total brokerage client assets grew 5 percent from year-end 2006 to $795.8 billion.

***

Wachovia Corporation (NYSE:WB) is one of the nation’s largest diversified financial services companies, with assets of $719.9 billion and market capitalization of $97.5 billion at June 30, 2007. Wachovia provides a broad range of retail banking and brokerage, asset and wealth management, and corporate and investment banking products and services to 13 million household and business customers. Wachovia has 3,400 retail financial centers in 21 states from Connecticut to Florida and west to Texas and California, and nationwide retail brokerage, mortgage lending and auto finance businesses. Globally, clients are served in selected corporate and institutional sectors and through more than 40 international offices. Our retail brokerage operations under the Wachovia Securities brand name manage more than $795 billion in client assets through approximately 10,800 registered representatives in 774 offices in 48 states and through service affiliate offices in Latin America. Online banking is available at wachovia.com; online brokerage products and services at wachoviasec.com; and investment products and services at evergreeninvestments.com.

In May 2007, Wachovia announced an agreement to acquire A.G. Edwards, Inc., a financial services holding company whose primary subsidiary is the national investment firm of A.G. Edward & Sons, Inc. A.G. Edwards and its affiliates employ 6,623 financial consultants in 741 offices nationwide and two European locations in London and Geneva. This proposed acquisition is expected to be completed in the fourth quarter of 2007, pending the approval of A.G. Edwards shareholders and applicable regulatory approvals.

Forward-Looking Statements

This news release contains various forward-looking statements. A discussion of various factors that could cause Wachovia Corporation’s actual results to differ materially from those expressed in such forward-looking statements is included in Wachovia’s filings with the Securities and Exchange Commission, including its Current Report on Form 8-K dated July 20, 2007.

Additional Information

The proposed merger between Wachovia and A.G. Edwards, Inc. (the “A.G. Edwards Merger”) will be submitted to A.G. Edwards shareholders for their consideration. Wachovia has filed a registration statement with the SEC, which includes a preliminary proxy statement/prospectus regarding the proposed A.G. Edwards Merger. A.G. Edwards shareholders and other investors are urged to read the registration statement and the definitive proxy statement/prospectus when it becomes available, as well as any other relevant documents concerning the proposed A.G. Edwards Merger filed with the SEC (and any amendments or supplements to those documents), because they will contain important information. You may obtain a free copy of the registration statement and the proxy statement/prospectus, as well as other filings containing information about Wachovia and A.G. Edwards, at the SEC’s website (http://www.sec.gov) and at the companies’ respective websites, www.wachovia.com and www.agedwards.com. Copies of the definitive proxy statement/prospectus and the SEC filings that will be incorporated by reference in the proxy statement/prospectus can also be obtained, free of charge, by directing a request to Wachovia Corporation, Investor Relations, One Wachovia Center, 301 South College Street, Charlotte, NC 28288-0206, 704-383-0798; or to A.G. Edwards, Inc., Investor Relations, One North Jefferson Avenue, St. Louis, MO 63103, 314-955-3000.

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WACHOVIA EARNS RECORD $2.34 BILLION, EPS OF $1.22/page 7

Wachovia and A.G. Edwards, and their respective directors and executive officers, may be deemed to be participants in the solicitation of proxies from the shareholders of A.G. Edwards in connection with the proposed A.G. Edwards Merger. Information about the directors and executive officers of Wachovia is set forth in the proxy statement for Wachovia’s 2007 annual meeting of shareholders, as filed with the SEC on a Schedule 14A on March 9, 2007. Information about the directors and executive officers of A.G. Edwards is set forth in the proxy statement for A.G. Edwards’ 2007 annual meeting of shareholders, as filed with the SEC on a Schedule 14A on May 15, 2007. Additional information regarding the interests of those participants and other persons who may be deemed participants in the proposed A.G. Edwards Merger may be obtained by reading the definitive proxy statement/prospectus regarding the proposed A.G. Edwards Merger when it becomes available. You may obtain free copies of these documents as described in the preceding paragraph.

Explanation of Wachovia’s Use of Certain Non-GAAP Financial Measures

In addition to results presented in accordance with GAAP, this news release includes certain non-GAAP financial measures, including those presented on page 1 and on page 10 under the captions “Earnings Excluding Merger-Related and Restructuring Expenses, and Discontinued Operations” and “Earnings Excluding Merger-Related and Restructuring Expenses, Other Intangible Amortization and Discontinued Operations”, and which are reconciled to GAAP financial measures on pages 21 and 22. In addition, in this news release certain designated net interest income amounts are presented on a tax-equivalent basis, including the calculation of the overhead efficiency ratio.

Wachovia believes these non-GAAP financial measures provide information useful to investors in understanding the underlying operational performance of the company, its business and performance trends and facilitates comparisons with the performance of others in the financial services industry. Specifically, Wachovia believes the exclusion of merger-related and restructuring expenses, discontinued operations and the cumulative effect of a change in accounting principle permits evaluation and a comparison of results for on-going business operations, and it is on this basis that Wachovia’s management internally assesses the company’s performance. Those non-operating items are excluded from Wachovia’s segment measures used internally to evaluate segment performance in accordance with GAAP because management does not consider them particularly relevant or useful in evaluating the operating performance of our business segments. In addition, because of the significant amount of deposit base intangible amortization, Wachovia believes the exclusion of this expense provides investors with consistent and meaningful comparisons to other financial services firms. Wachovia’s management makes recommendations to its board of directors about dividend payments based on reported earnings excluding merger-related and restructuring expenses, other intangible amortization, discontinued operations and the cumulative effect of a change in accounting principle, and has communicated certain dividend payout ratio goals to investors on this basis. Management believes this payout ratio is useful to investors because it provides investors with a better understanding of and permits investors to monitor Wachovia’s dividend payout policy. Wachovia also believes the presentation of net interest income on a tax-equivalent basis ensures comparability of net interest income arising from both taxable and tax-exempt sources and is consistent with industry standards. Wachovia operates one of the largest retail brokerage businesses in our industry, and we have presented an overhead efficiency ratio excluding these brokerage services, which management believes is useful to investors in comparing the performance of our banking business with other banking companies.

Although Wachovia believes the above non-GAAP financial measures enhance investors’ understanding of its business and performance, these non-GAAP financial measures should not be considered an alternative to GAAP basis financial measures.

Earnings Conference Call and Supplemental Materials

Wachovia CEO Ken Thompson and CFO Tom Wurtz will review Wachovia’s second quarter 2007 results in a conference call and audio webcast beginning at 11 a.m. Eastern Time today. This review may include a discussion of certain non-GAAP financial measures. Supplemental materials relating to second quarter results, which also include a reconciliation of any non-GAAP measures to Wachovia’s reported financials, are available on the Internet at Wachovia.com/investor, and investors are encouraged to access these materials in advance of the conference call.

Webcast Instructions: To gain access to the webcast, which will be “listen-only,” go to Wachovia.com/investor and click on the link “Wachovia Second Quarter Earnings Audio Webcast.” In order to listen to the webcast, you will need to download either Real Player or Media Player.

Teleconference Instructions: The telephone number for the conference call is 888-357-9787 for U.S. callers or 706-679-7342 for international callers. You will be asked to tell the answering coordinator your name and the name of your firm. Mention the conference Access Code: Wachovia.

Replay: Friday, July 20, at 2:30 p.m. and continuing through 5 p.m. Friday, Aug. 31. Replay telephone number is 706-645-9291; access code: 3661619.

Investors seeking further information should contact the Investor Relations team: Alice Lehman at 704-374-4139 or Ellen Taylor at 704-383-1381. Media seeking further information should contact the Corporate Media Relations team: Mary Eshet at 704-383-7777 or Christy Phillips Brown at 704-383-8178.

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WACHOVIA CORPORATION AND SUBSIDIARIES

FINANCIAL TABLES

WACHOVIA CORPORATION AND SUBSIDIARIES

FINANCIAL HIGHLIGHTS

(Unaudited)

	2007		2006
(Dollars in millions, except per share data)	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	Second Quarter
EARNINGS SUMMARY
Net interest income (GAAP)	$4,421	4,460	4,577	3,541	3,641
Tax-equivalent adjustment	39	37	35	37	34

Net interest income (Tax-equivalent)	4,460	4,497	4,612	3,578	3,675
Fee and other income	4,234	3,741	3,980	3,465	3,583

Total revenue (Tax-equivalent)	8,694	8,238	8,592	7,043	7,258
Provision for credit losses	179	177	206	108	59
Other noninterest expense	4,721	4,460	4,741	3,915	4,139
Merger-related and restructuring expenses	32	10	49	38	24
Other intangible amortization	103	118	141	92	98

Total noninterest expense	4,856	4,588	4,931	4,045	4,261
Minority interest in income of consolidated subsidiaries	139	136	125	104	90

Income from continuing operations before income taxes (Tax-equivalent)	3,520	3,337	3,330	2,786	2,848
Income taxes	1,140	998	1,040	872	929
Tax-equivalent adjustment	39	37	35	37	34

Income from continuing operations	2,341	2,302	2,255	1,877	1,885
Discontinued operations, net of income taxes	—	—	46	—	—

Net income	$2,341	2,302	2,301	1,877	1,885

Diluted earnings per common share	$1.22	1.20	1.20	1.17	1.17
Return on average common stockholders’ equity	13.54%	13.47	13.09	14.85	15.41
Return on average assets	1.32	1.34	1.31	1.34	1.39
Overhead efficiency ratio	55.85%	55.70	57.38	57.44	58.71
Operating leverage	$189	(13)	665	1	180

ASSET QUALITY
Allowance for loan losses as % of loans, net	0.79%	0.80	0.80	1.03	1.07
Allowance for loan losses as % of nonperforming assets	164	194	246	396	421
Allowance for credit losses as % of loans, net	0.83	0.84	0.84	1.09	1.13
Net charge-offs as % of average loans, net	0.14	0.15	0.14	0.16	0.08
Nonperforming assets as % of loans, net, foreclosed properties and loans held for sale	0.47%	0.40	0.32	0.26	0.25

CAPITAL ADEQUACY (a)
Tier I capital ratio	7.5%	7.4	7.4	7.7	7.8
Total capital ratio	11.4	11.4	11.3	11.5	11.4
Leverage ratio	6.2%	6.1	6.0	6.6	6.6

OTHER DATA
Average diluted common shares (In millions)	1,919	1,925	1,922	1,600	1,613
Actual common shares (In millions)	1,903	1,913	1,904	1,581	1,589
Dividends paid per common share	$0.56	0.56	0.56	0.56	0.51
Dividend payout ratio on common shares	45.90%	46.67	46.67	47.86	43.59
Book value per common share	$36.40	36.47	36.61	32.37	30.75
Common stock price	51.25	55.05	56.95	55.80	54.08
Market capitalization	$97,530	105,330	108,443	88,231	85,960
Common stock price to book value	141%	151	156	172	176
FTE employees	110,493	110,369	109,460	97,060	97,316
Total financial centers/brokerage offices	4,135	4,167	4,126	3,870	3,847
ATMs	5,099	5,146	5,212	5,163	5,134

(a)	The second quarter of 2007 is based on estimates.

WACHOVIA CORPORATION AND SUBSIDIARIES

OTHER FINANCIAL DATA

(Unaudited)

	2007		2006
(In millions)	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	Second Quarter
EARNINGS EXCLUDING MERGER-RELATED AND RESTRUCTURING EXPENSES, AND DISCONTINUED OPERATIONS (a) (b)
Return on average common stockholders’ equity	13.66%	13.50	12.98	15.02	15.52
Return on average assets	1.34	1.35	1.30	1.36	1.40
Overhead efficiency ratio	55.48	55.57	56.81	56.90	58.39
Overhead efficiency ratio excluding brokerage	51.78%	52.37	53.60	53.41	54.96
Operating leverage	$210	(51)	675	16	135

EARNINGS EXCLUDING MERGER-RELATED AND RESTRUCTURING EXPENSES, OTHER INTANGIBLE AMORTIZATION AND DISCONTINUED OPERATIONS (a) (b) (c)
Dividend payout ratio on common shares	44.09%	45.16	45.16	45.53	41.80
Return on average tangible common stockholders’ equity	33.57	33.27	31.58	30.79	32.63
Return on average tangible assets	1.46	1.48	1.43	1.47	1.52
Overhead efficiency ratio	54.29	54.15	55.17	55.60	57.03
Overhead efficiency ratio excluding brokerage	50.36%	50.65	51.65	51.84	53.31
Operating leverage	$197	(75)	725	8	142

OTHER FINANCIAL DATA
Net interest margin	2.92%	3.01	3.09	3.03	3.18
Fee and other income as % of total revenue	48.70	45.41	46.32	49.20	49.37
Effective income tax rate (d)	32.78	30.22	31.74	31.71	33.05
Effective tax rate (Tax-equivalent) (d) (e)	33.51%	30.99	32.46	32.61	33.84

AVERAGE BALANCE SHEET DATA
Commercial loans, net	$165,512	157,288	154,306	150,566	146,341
Consumer loans, net	255,745	257,973	258,255	130,544	128,924
Loans, net	421,257	415,261	412,561	281,110	275,265
Earning assets	606,805	594,313	596,893	472,139	463,232
Total assets	708,603	695,448	698,687	555,164	543,612
Core deposits	378,496	369,270	362,427	291,227	291,638
Total deposits	411,421	402,875	395,380	326,360	327,938
Interest-bearing liabilities	550,672	539,547	536,958	414,563	403,234
Stockholders’ equity	$69,317	69,320	69,725	50,143	49,063

PERIOD-END BALANCE SHEET DATA
Commercial loans, net	$175,369	167,039	162,098	159,424	154,277
Consumer loans, net	253,751	254,624	258,060	131,335	128,639
Loans, net	429,120	421,663	420,158	290,759	282,916
Goodwill and other intangible assets
Goodwill	38,766	38,838	38,379	23,535	23,550
Deposit base	727	796	883	577	631
Customer relationships	651	684	662	688	714
Tradename	90	90	90	90	90
Total assets	719,922	706,406	707,121	559,922	553,614
Core deposits	378,188	377,358	371,771	291,667	292,243
Total deposits	413,665	408,148	407,458	323,298	327,614
Stockholders’ equity	$69,266	69,786	69,716	51,180	48,872

(a)	These financial measures are calculated by excluding from GAAP net income presented on page 9, $20 million, $6 million, $29 million, $25 million and $15 million in the second and first quarters of 2007, and in the fourth, third and second quarters of 2006, respectively, of after-tax net merger-related and restructuring expenses, and $46 million after tax in the fourth quarter of 2006 related to discontinued operations.
(b)	See page 9 for the most directly comparable GAAP financial measure and pages 21 and 22 for a more detailed reconciliation.
(c)	These financial measures are calculated by excluding from GAAP net income presented on page 9, $66 million, $76 million, $90 million, $59 million and $64 million in the second and first quarters of 2007, and in the fourth, third and second quarters of 2006, respectively, of deposit base and other intangible amortization.
(d)	The fourth quarter of 2006 includes taxes on discontinued operations.
(e)	The tax-equivalent tax rate applies to fully tax-equivalized revenues.

WACHOVIA CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

	2007		2006
(In millions, except per share data)	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	Second Quarter
INTEREST INCOME
Interest and fees on loans	$7,723	7,618	7,736	5,096	4,823
Interest and dividends on securities	1,474	1,478	1,491	1,692	1,685
Trading account interest	506	433	462	401	387
Other interest income	658	619	681	595	509

Total interest income	10,361	10,148	10,370	7,784	7,404

INTEREST EXPENSE
Interest on deposits	3,220	3,061	3,067	2,238	2,035
Interest on short-term borrowings	705	670	781	860	755
Interest on long-term debt	2,015	1,957	1,945	1,145	973

Total interest expense	5,940	5,688	5,793	4,243	3,763

Net interest income	4,421	4,460	4,577	3,541	3,641
Provision for credit losses	179	177	206	108	59

Net interest income after provision for credit losses	4,242	4,283	4,371	3,433	3,582

FEE AND OTHER INCOME
Service charges	667	614	646	638	622
Other banking fees	504	416	452	427	449
Commissions	649	659	633	562	588
Fiduciary and asset management fees	981	920	856	823	808
Advisory, underwriting and other investment banking fees	454	407	433	292	318
Trading account profits	223	168	29	123	164
Principal investing	298	48	142	91	189
Securities gains	23	53	47	94	25
Other income	435	456	742	415	420

Total fee and other income	4,234	3,741	3,980	3,465	3,583

NONINTEREST EXPENSE
Salaries and employee benefits	3,122	2,972	3,023	2,531	2,652
Occupancy	331	312	323	284	291
Equipment	309	307	314	291	299
Advertising	70	61	47	54	56
Communications and supplies	180	173	166	158	162
Professional and consulting fees	209	177	239	200	184
Other intangible amortization	103	118	141	92	98
Merger-related and restructuring expenses	32	10	49	38	24
Sundry expense	500	458	629	397	495

Total noninterest expense	4,856	4,588	4,931	4,045	4,261

Minority interest in income of consolidated subsidiaries	139	136	125	104	90

Income from continuing operations before income taxes	3,481	3,300	3,295	2,749	2,814
Income taxes	1,140	998	1,040	872	929

Income from continuing operations	2,341	2,302	2,255	1,877	1,885
Discontinued operations, net of income taxes	—	—	46	—	—

Net income	$2,341	2,302	2,301	1,877	1,885

PER COMMON SHARE DATA
Basic earnings
Income from continuing operations	$1.24	1.22	1.20	1.19	1.19
Net income	1.24	1.22	1.22	1.19	1.19
Diluted earnings
Income from continuing operations	1.22	1.20	1.18	1.17	1.17
Net income	1.22	1.20	1.20	1.17	1.17
Cash dividends	$0.56	0.56	0.56	0.56	0.51
AVERAGE COMMON SHARES
Basic	1,891	1,894	1,889	1,573	1,585
Diluted	1,919	1,925	1,922	1,600	1,613

WACHOVIA CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

	Six Months Ended June 30,
(In millions, except per share data)	2007	2006
INTEREST INCOME
Interest and fees on loans	$15,341	9,144
Interest and dividends on securities	2,952	3,250
Trading account interest	939	712
Other interest income	1,277	1,005

Total interest income	20,509	14,111

INTEREST EXPENSE
Interest on deposits	6,281	3,814
Interest on short-term borrowings	1,375	1,473
Interest on long-term debt	3,972	1,693

Total interest expense	11,628	6,980

Net interest income	8,881	7,131
Provision for credit losses	356	120

Net interest income after provision for credit losses	8,525	7,011

FEE AND OTHER INCOME
Service charges	1,281	1,196
Other banking fees	920	877
Commissions	1,308	1,211
Fiduciary and asset management fees	1,901	1,569
Advisory, underwriting and other investment banking fees	861	620
Trading account profits	391	383
Principal investing	346	292
Securities gains (losses)	76	(23)
Other income	891	975

Total fee and other income	7,975	7,100

NONINTEREST EXPENSE
Salaries and employee benefits	6,094	5,349
Occupancy	643	566
Equipment	616	579
Advertising	131	103
Communications and supplies	353	329
Professional and consulting fees	386	351
Other intangible amortization	221	190
Merger-related and restructuring expenses	42	92
Sundry expense	958	941

Total noninterest expense	9,444	8,500

Minority interest in income of consolidated subsidiaries	275	185

Income before income taxes	6,781	5,426
Income taxes	2,138	1,813

Net income	$4,643	3,613

PER COMMON SHARE DATA
Basic earnings	$2.45	2.30
Diluted earnings	2.42	2.26
Cash dividends	$1.12	1.02
AVERAGE COMMON SHARES
Basic	1,892	1,570
Diluted	1,922	1,599

WACHOVIA CORPORATION AND SUBSIDIARIES

BUSINESS SEGMENTS

(Unaudited)

	Three Months Ended June 30, 2007
(In millions)	General Bank	Wealth Management	Corporate and Investment Bank	Capital Management	Parent	Net Merger- Related and Restructuring Expenses (b)	Total
CONSOLIDATED
Net interest income (a)	$3,686	149	511	263	(149)	(39)	4,421
Fee and other income	975	201	1,500	1,502	56	—	4,234
Intersegment revenue	56	2	(48)	(11)	1	—	—

Total revenue (a)	4,717	352	1,963	1,754	(92)	(39)	8,655
Provision for credit losses	164	1	(4)	—	18	—	179
Noninterest expense	2,093	238	1,024	1,296	173	32	4,856
Minority interest	—	—	—	—	139	—	139
Income taxes (benefits)	887	41	333	167	(276)	(12)	1,140
Tax-equivalent adjustment	10	—	11	—	18	(39)	—

Net income (loss)	$1,563	72	599	291	(164)	(20)	2,341

	Three Months Ended March 31, 2007
(In millions)	General Bank	Wealth Management	Corporate and Investment Bank	Capital Management	Parent	Net Merger- Related and Restructuring Expenses (b)	Total
CONSOLIDATED
Net interest income (a)	$3,706	146	455	262	(72)	(37)	4,460
Fee and other income	876	195	1,089	1,444	137	—	3,741
Intersegment revenue	48	1	(42)	(8)	1	—	—

Total revenue (a)	4,630	342	1,502	1,698	66	(37)	8,201
Provision for credit losses	162	—	—	—	15	—	177
Noninterest expense	2,028	240	903	1,236	171	10	4,588
Minority interest	—	—	—	—	136	—	136
Income taxes (benefits)	880	37	209	169	(293)	(4)	998
Tax-equivalent adjustment	11	—	10	—	16	(37)	—

Net income	$1,549	65	380	293	21	(6)	2,302

WACHOVIA CORPORATION AND SUBSIDIARIES

BUSINESS SEGMENTS

(Unaudited)

	Three Months Ended June 30, 2006
(In millions)	General Bank	Wealth Management	Corporate and Investment Bank	Capital Management	Parent	Net Merger- Related and Restructuring Expenses (b)	Total
CONSOLIDATED
Net interest income (a)	$2,777	149	470	267	12	(34)	3,641
Fee and other income	842	194	1,218	1,211	118	—	3,583
Intersegment revenue	48	1	(42)	(9)	2	—	—

Total revenue (a)	3,667	344	1,646	1,469	132	(34)	7,224
Provision for credit losses	95	2	(33)	—	(5)	—	59
Noninterest expense	1,737	249	887	1,118	246	24	4,261
Minority interest	—	—	—	—	89	1	90
Income taxes (benefits)	660	34	280	127	(162)	(10)	929
Tax-equivalent adjustment	10	—	9	1	14	(34)	—

Net income (loss)	$1,165	59	503	223	(50)	(15)	1,885

(a)	Tax-equivalent.
(b)	The tax-equivalent amounts are eliminated herein in order for “Total” amounts to agree with amounts appearing in the Consolidated Statements of Income.

WACHOVIA CORPORATION AND SUBSIDIARIES

LOANS—ON-BALANCE SHEET, AND MANAGED AND SERVICING PORTFOLIOS

(Unaudited)

	2007		2006
(In millions)	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	Second Quarter
ON-BALANCE SHEET LOAN PORTFOLIO COMMERCIAL
Commercial, financial and agricultural	$102,397	99,687	96,285	95,281	91,737
Real estate—construction and other	17,449	16,965	16,182	16,067	15,329
Real estate—mortgage	20,448	20,130	20,026	19,455	19,745
Lease financing	24,083	24,053	25,341	25,253	25,194
Foreign	20,959	16,240	13,464	12,677	11,680

Total commercial	185,336	177,075	171,298	168,733	163,685

CONSUMER
Real estate secured	220,293	220,682	225,826	100,115	98,420
Student loans	6,757	8,479	7,768	9,175	9,139
Installment loans	25,017	23,665	22,660	21,454	20,508

Total consumer	252,067	252,826	256,254	130,744	128,067

Total loans	437,403	429,901	427,552	299,477	291,752
Unearned income	(8,283)	(8,238)	(7,394)	(8,718)	(8,836)

Loans, net (On-balance sheet)	$429,120	421,663	420,158	290,759	282,916

MANAGED PORTFOLIO (a)
COMMERCIAL
On-balance sheet loan portfolio	$185,336	177,075	171,298	168,733	163,685
Securitized loans—off-balance sheet	170	181	194	218	250
Loans held for sale	11,573	10,467	8,866	5,556	3,602

Total commercial	197,079	187,723	180,358	174,507	167,537

CONSUMER
Real estate secured
On-balance sheet loan portfolio	220,293	220,682	225,826	100,115	98,420
Securitized loans—off-balance sheet	8,112	6,595	5,611	6,151	6,833
Securitized loans included in securities	6,091	5,629	5,321	4,317	4,465
Loans held for sale	4,079	4,089	3,420	3,324	3,843

Total real estate secured	238,575	236,995	240,178	113,907	113,561

Student
On-balance sheet loan portfolio	6,757	8,479	7,768	9,175	9,139
Securitized loans—off-balance sheet	2,905	3,045	3,128	3,218	3,353
Securitized loans included in securities	52	52	52	52	52
Loans held for sale	2,046	—	—	—	—

Total student	11,760	11,576	10,948	12,445	12,544

Installment
On-balance sheet loan portfolio	25,017	23,665	22,660	21,454	20,508
Securitized loans—off-balance sheet	3,105	2,851	3,276	3,695	3,809
Securitized loans included in securities	116	126	137	169	181
Loans held for sale	35	476	282	159	305

Total installment	28,273	27,118	26,355	25,477	24,803

Total consumer	278,608	275,689	277,481	151,829	150,908

Total managed portfolio	$475,687	463,412	457,839	326,336	318,445

SERVICING PORTFOLIO (b)
Commercial	$298,374	271,038	250,652	227,899	212,500
Consumer	$26,789	25,952	21,039	60,854	58,082

(a)	The managed portfolio includes the on-balance sheet loan portfolio, loans securitized for which the retained interests are classified in securities on-balance sheet, loans held for sale on-balance sheet and the off-balance sheet portfolio of securitized loans sold, where we service the loans.
(b)	The servicing portfolio consists of third party commercial and consumer loans for which our sole function is that of servicing the loans for the third parties.

WACHOVIA CORPORATION AND SUBSIDIARIES

ALLOWANCE FOR LOAN LOSSES AND NONPERFORMING ASSETS

(Unaudited)

	2007		2006
(In millions)	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	Second Quarter
ALLOWANCE FOR LOAN LOSSES (a)
Balance, beginning of period	$3,378	3,360	3,004	3,021	3,036
Provision for credit losses	168	175	204	118	49
Provision for credit losses relating to loans transferred to loans held for sale or sold	4	1	7	(4)	5
Balance of acquired entities at purchase date	—	—	303	—	—
Allowance relating to loans acquired, transferred to loans held for sale or sold	(10)	(3)	(18)	(15)	(18)
Net charge-offs	(150)	(155)	(140)	(116)	(51)

Balance, end of period	$3,390	3,378	3,360	3,004	3,021

as % of loans, net	0.79%	0.80	0.80	1.03	1.07

as % of nonaccrual and restructured loans (b) (c)	182%	213	272	520	488

as % of nonperforming assets (b)	164%	194	246	396	421

LOAN LOSSES
Commercial, financial and agricultural	$39	34	32	25	32
Commercial real estate—construction and mortgage	4	6	10	2	3
Consumer	180	178	169	149	116

Total loan losses	223	218	211	176	151

LOAN RECOVERIES
Commercial, financial and agricultural	15	9	27	14	54
Commercial real estate—construction and mortgage	—	3	1	1	1
Consumer	58	51	43	45	45

Total loan recoveries	73	63	71	60	100

Net charge-offs	$150	155	140	116	51

Commercial loans net charge-offs as % of average commercial loans, net (d)	0.07%	0.07	0.04	0.03	(0.06)
Consumer loans net charge-offs as % of average consumer loans, net (d)	0.19	0.20	0.19	0.32	0.23
Total net charge-offs as % of average loans, net (d)	0.14%	0.15	0.14	0.16	0.08

NONPERFORMING ASSETS
Nonaccrual loans
Commercial, financial and agricultural	$318	303	226	275	299
Commercial real estate—construction and mortgage	161	117	93	80	88
Consumer real estate secured	1,336	1,113	900	213	226
Installment loans	42	51	15	10	6

Total nonaccrual loans	1,857	1,584	1,234	578	619
Foreclosed properties (c)	207	155	132	181	99

Total nonperforming assets	$2,064	1,739	1,366	759	718

Nonperforming loans included in loans held for sale	$42	26	16	23	23
Nonperforming assets included in loans and in loans held for sale	$2,106	1,765	1,382	782	741

as % of loans, net, and foreclosed properties (b)	0.48%	0.41	0.32	0.26	0.25

as % of loans, net, foreclosed properties and loans held for sale (e)	0.47%	0.40	0.32	0.26	0.25

Accruing loans past due 90 days	$562	555	650	666	624

(a)	At June 30, 2007, the reserve for unfunded lending commitments was $162 million.
(b)	These ratios do not include nonperforming loans included in loans held for sale.
(c)	Restructured loans are not significant.
(d)	Annualized.
(e)	These ratios reflect nonperforming loans included in loans held for sale. Loans held for sale are recorded at the lower of cost or market value, and accordingly, the amounts shown and included in the ratios are net of the transferred allowance for loan losses and the lower of cost or market value adjustments.

WACHOVIA CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Unaudited)

	2007		2006
(In millions, except per share data)	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	Second Quarter
ASSETS
Cash and due from banks	$12,065	12,593	15,826	11,850	12,761
Interest-bearing bank balances	3,585	3,451	2,167	5,270	2,244
Federal funds sold and securities purchased under resale agreements	11,511	10,322	16,923	18,497	17,223

Total cash and cash equivalents	27,161	26,366	34,916	35,617	32,228

Trading account assets	53,604	50,752	45,529	43,904	46,552
Securities	106,184	106,841	108,619	106,553	119,179
Loans, net of unearned income	429,120	421,663	420,158	290,759	282,916
Allowance for loan losses	(3,390)	(3,378)	(3,360)	(3,004)	(3,021)

Loans, net	425,730	418,285	416,798	287,755	279,895

Loans held for sale	17,733	15,032	12,568	9,039	7,750
Premises and equipment	6,080	6,058	6,141	5,536	5,322
Due from customers on acceptances	831	992	855	1,200	1,010
Goodwill	38,766	38,838	38,379	23,535	23,550
Other intangible assets	1,468	1,570	1,635	1,355	1,435
Other assets	42,365	41,672	41,681	45,428	36,693

Total assets	$719,922	706,406	707,121	559,922	553,614

LIABILITIES AND STOCKHOLDERS’ EQUITY
Deposits
Noninterest-bearing deposits	62,112	63,399	66,572	63,880	66,388
Interest-bearing deposits	351,553	344,749	340,886	259,418	261,226

Total deposits	413,665	408,148	407,458	323,298	327,614
Short-term borrowings	52,715	47,144	49,157	58,749	62,787
Bank acceptances outstanding	840	1,004	863	1,213	1,021
Trading account liabilities	20,179	18,150	18,228	19,553	18,409
Other liabilities	18,079	16,741	20,004	16,513	17,305
Long-term debt	142,047	142,334	138,594	86,419	74,627

Total liabilities	647,525	633,521	634,304	505,745	501,763

Minority interest in net assets of consolidated subsidiaries	3,131	3,099	3,101	2,997	2,979

STOCKHOLDERS’ EQUITY
Dividend Equalization Preferred shares, no par value, 97 million shares issued and outstanding at June 30, 2007	—	—	—	—	—
Non-Cumulative Perpetual Class A Preferred Stock, Series I, $100,000 liquidation preference per share, 25,010 shares authorized	—	—	—	—	—
Common stock, $3.33-1/3 par value; authorized 3 billion shares, outstanding 1.903 billion shares at June 30, 2007	6,343	6,378	6,347	5,271	5,298
Paid-in capital	51,851	51,964	51,746	34,276	34,086
Retained earnings	14,335	13,378	13,723	12,696	12,003
Accumulated other comprehensive income, net	(3,263)	(1,934)	(2,100)	(1,063)	(2,515)

Total stockholders’ equity	69,266	69,786	69,716	51,180	48,872

Total liabilities and stockholders’ equity	$719,922	706,406	707,121	559,922	553,614

WACHOVIA CORPORATION AND SUBSIDIARIES

NET INTEREST INCOME SUMMARIES

(Unaudited)

	SECOND QUARTER 2007			FIRST QUARTER 2007
(In millions)	Average Balances	Interest Income/ Expense	Average Rates Earned/ Paid	Average Balances	Interest Income/ Expense	Average Rates Earned/ Paid
ASSETS
Interest-bearing bank balances	$4,211	61	5.85%	$2,173	38	7.05%
Federal funds sold and securities purchased under resale agreements	12,110	159	5.25	14,124	177	5.07
Trading account assets	35,165	519	5.90	29,681	442	5.97
Securities	108,433	1,467	5.41	108,071	1,461	5.42
Loans
Commercial
Commercial, financial and agricultural	101,012	1,805	7.16	98,413	1,736	7.16
Real estate—construction and other	17,334	329	7.62	16,508	313	7.69
Real estate—mortgage	20,175	378	7.53	20,231	380	7.61
Lease financing	7,759	150	7.74	7,730	150	7.75
Foreign	19,232	265	5.51	14,406	196	5.49

Total commercial	165,512	2,927	7.09	157,288	2,775	7.15

Consumer
Real estate secured	222,096	4,042	7.28	225,909	4,148	7.36
Student loans	8,850	141	6.42	8,524	136	6.47
Installment loans	24,799	609	9.38	23,540	566	9.42

Total consumer	255,745	4,792	7.46	257,973	4,850	7.52

Total loans	421,257	7,719	7.31	415,261	7,625	7.38

Loans held for sale	17,644	285	6.47	16,748	255	6.16
Other earning assets	7,985	144	7.23	8,255	139	6.82

Total earning assets excluding derivatives	606,805	10,354	6.81	594,313	10,137	6.85
Risk management derivatives (a)	—	46	0.04	—	48	0.04

Total earning assets including derivatives	606,805	10,400	6.85	594,313	10,185	6.89

Cash and due from banks	11,533			12,260
Other assets	90,265			88,875

Total assets	$708,603			$695,448

LIABILITIES AND STOCKHOLDERS’ EQUITY
Interest-bearing deposits
Savings and NOW accounts	83,977	367	1.75	84,247	373	1.80
Money market accounts	111,562	976	3.51	107,785	917	3.45
Other consumer time	120,684	1,455	4.84	116,262	1,369	4.77
Foreign	21,871	270	4.96	20,802	249	4.85
Other time	11,054	146	5.27	12,803	167	5.32

Total interest-bearing deposits	349,148	3,214	3.69	341,899	3,075	3.65
Federal funds purchased and securities sold under repurchase agreements	38,031	473	4.98	35,142	430	4.97
Commercial paper	5,143	60	4.67	4,920	57	4.72
Securities sold short	7,158	67	3.75	8,709	83	3.86
Other short-term borrowings	7,688	52	2.77	6,898	44	2.54
Long-term debt	143,504	1,923	5.37	141,979	1,880	5.35

Total interest-bearing liabilities excluding derivatives	550,672	5,789	4.22	539,547	5,569	4.18
Risk management derivatives (a)	—	151	0.11	—	119	0.09

Total interest-bearing liabilities including derivatives	550,672	5,940	4.33	539,547	5,688	4.27

Noninterest-bearing deposits	62,273			60,976
Other liabilities	26,341			25,605
Stockholders’ equity	69,317			69,320

Total liabilities and stockholders’ equity	$708,603			$695,448

Interest income and rate earned—including derivatives		$10,400	6.85%		$10,185	6.89%
Interest expense and equivalent rate paid—including derivatives		5,940	3.93		5,688	3.88

Net interest income and margin—including derivatives		$4,460	2.92%		$4,497	3.01%

(a)	The rates earned and the rates paid on risk management derivatives are based on off-balance sheet notional amounts. The fair value of these instruments is included in other assets and other liabilities.

WACHOVIA CORPORATION AND SUBSIDIARIES

NET INTEREST INCOME SUMMARIES

(Unaudited)

FOURTH QUARTER 2006			THIRD QUARTER 2006			SECOND QUARTER 2006
Average Balances	Interest Income/ Expense	Average Rates Earned/ Paid	Average Balances	Interest Income/ Expense	Average Rates Earned/ Paid	Average Balances	Interest Income/ Expense	Average Rates Earned/ Paid

$3,596	54	5.95%	$2,671	34	5.07%	$2,027	25	5.04%
20,830	268	5.11	17,530	224	5.08	17,628	209	4.75
31,069	469	6.03	31,160	409	5.24	29,252	393	5.37
108,543	1,467	5.40	122,152	1,661	5.44	124,102	1,668	5.38

96,359	1,726	7.10	93,886	1,673	7.07	90,259	1,555	6.92
16,091	311	7.67	15,787	308	7.74	14,946	277	7.43
19,830	380	7.61	19,507	378	7.69	20,118	369	7.36
9,674	166	6.88	9,731	172	7.04	9,895	175	7.08
12,352	170	5.49	11,655	158	5.37	11,123	142	5.10

154,306	2,753	7.08	150,566	2,689	7.09	146,341	2,518	6.90

226,870	4,240	7.47	99,669	1,670	6.69	97,377	1,584	6.51
8,886	145	6.49	9,605	161	6.65	10,842	170	6.30
22,499	546	9.62	21,270	517	9.66	20,705	482	9.33

258,255	4,931	7.63	130,544	2,348	7.17	128,924	2,236	6.95

412,561	7,684	7.42	281,110	5,037	7.13	275,265	4,754	6.92

11,928	200	6.70	12,130	214	6.99	9,320	165	7.11
8,366	149	7.05	5,386	113	8.35	5,638	99	7.00

596,893	10,291	6.87	472,139	7,692	6.49	463,232	7,313	6.32
—	114	0.08	—	129	0.11	—	125	0.11

596,893	10,405	6.95	472,139	7,821	6.60	463,232	7,438	6.43

12,418			11,973			12,055
89,376			71,052			68,325

$698,687			$555,164			$543,612

82,924	398	1.90	75,534	355	1.86	78,539	332	1.70
104,620	913	3.46	99,788	862	3.43	99,212	764	3.09
111,858	1,310	4.65	52,352	548	4.15	48,389	465	3.85
20,245	241	4.73	20,599	244	4.70	21,031	234	4.47
12,708	166	5.17	14,534	191	5.23	15,269	197	5.16

332,355	3,028	3.61	262,807	2,200	3.32	262,440	1,992	3.04
43,732	537	4.87	51,314	629	4.86	48,732	543	4.47
5,043	60	4.72	5,190	63	4.77	4,659	51	4.45
9,934	94	3.75	8,951	82	3.61	9,255	74	3.21
6,530	38	2.38	5,575	30	2.14	6,423	36	2.24
139,364	1,873	5.35	80,726	1,095	5.41	71,725	940	5.25

536,958	5,630	4.16	414,563	4,099	3.93	403,234	3,636	3.62
—	163	0.13	—	144	0.14	—	127	0.12

536,958	5,793	4.29	414,563	4,243	4.07	403,234	3,763	3.74

63,025			63,553			65,498
28,979			26,905			25,817
69,725			50,143			49,063

$698,687			$555,164			$543,612

	$10,405	6.95%		$7,821	6.60%		$7,438	6.43%
	5,793	3.86		4,243	3.57		3,763	3.25

	$4,612	3.09%		$3,578	3.03%		$3,675	3.18%

WACHOVIA CORPORATION AND SUBSIDIARIES

NET INTEREST INCOME SUMMARIES

(Unaudited)

	SIX MONTHS ENDED June 30, 2007			SIX MONTHS ENDED June 30, 2006
(In millions)	Average Balances	Interest Income/ Expense	Average Rates Earned/ Paid	Average Balances	Interest Income/ Expense	Average Rates Earned/ Paid
ASSETS
Interest-bearing bank balances	$3,198	99	6.25%	$2,447	56	4.61%
Federal funds sold and securities purchased under resale agreements	13,111	336	5.16	18,637	418	4.52
Trading account assets	32,438	961	5.93	28,252	737	5.23
Securities	108,253	2,928	5.42	121,040	3,225	5.33
Loans
Commercial
Commercial, financial and agricultural	99,719	3,541	7.16	89,029	2,966	6.72
Real estate—construction and other	16,924	642	7.65	14,567	520	7.19
Real estate—mortgage	20,203	758	7.57	20,142	719	7.20
Lease financing	7,745	300	7.74	9,972	346	6.95
Foreign	16,832	461	5.50	10,706	260	4.89

Total commercial	161,423	5,702	7.12	144,416	4,811	6.71

Consumer
Real estate secured	223,992	8,190	7.32	96,733	3,098	6.41
Student loans	8,688	277	6.45	10,716	327	6.15
Installment loans	24,172	1,175	9.40	16,095	724	9.06

Total consumer	256,852	9,642	7.49	123,544	4,149	6.74

Total loans	418,275	15,344	7.35	267,960	8,960	6.72

Loans held for sale	17,199	540	6.32	8,800	293	6.70
Other earning assets	8,120	283	7.02	5,801	217	7.53

Total earning assets excluding derivatives	600,594	20,491	6.83	452,937	13,906	6.17
Risk management derivatives (a)	—	94	0.04	—	288	0.12

Total earning assets including derivatives	600,594	20,585	6.87	452,937	14,194	6.29

Cash and due from banks	11,894			12,406
Other assets	89,574			67,627

Total assets	$702,062			$532,970

LIABILITIES AND STOCKHOLDERS’ EQUITY
Interest-bearing deposits
Savings and NOW accounts	84,111	740	1.77	79,158	636	1.62
Money market accounts	109,684	1,893	3.48	99,421	1,434	2.91
Other consumer time	118,485	2,824	4.81	47,354	872	3.71
Foreign	21,340	519	4.90	20,186	421	4.21
Other time	11,924	313	5.29	14,282	350	4.93

Total interest-bearing deposits	345,544	6,289	3.67	260,401	3,713	2.88
Federal funds purchased and securities sold under repurchase agreements	36,595	903	4.97	49,406	1,046	4.27
Commercial paper	5,032	117	4.70	4,427	92	4.20
Securities sold short	7,929	150	3.81	8,889	137	3.12
Other short-term borrowings	7,294	96	2.66	6,817	76	2.25
Long-term debt	142,746	3,803	5.36	63,932	1,637	5.13

Total interest-bearing liabilities excluding derivatives	545,140	11,358	4.20	393,872	6,701	3.43
Risk management derivatives (a)	—	270	0.10	—	279	0.14

Total interest-bearing liabilities including derivatives	545,140	11,628	4.30	393,872	6,980	3.57

Noninterest-bearing deposits	61,628			64,997
Other liabilities	25,976			25,603
Stockholders’ equity	69,318			48,498

Total liabilities and stockholders’ equity	$702,062			$532,970

Interest income and rate earned—including derivatives		$20,585	6.87%		$14,194	6.29%
Interest expense and equivalent rate paid—including derivatives		11,628	3.90		6,980	3.10

Net interest income and margin—including derivatives		$8,957	2.97%		$7,214	3.19%

(a)	The rates earned and the rates paid on risk management derivatives are based on off-balance sheet notional amounts. The fair value of these instruments is included in other assets and other liabilities.

WACHOVIA CORPORATION AND SUBSIDIARIES

RECONCILIATION OF CERTAIN NON-GAAP FINANCIAL MEASURES

(Unaudited)

		2007		2006
(In millions, except per share data)	*	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	Second Quarter
INCOME FROM CONTINUING OPERATIONS
Net income (GAAP)	A	$2,341	2,302	2,301	1,877	1,885
Discontinued operations, net of income taxes (GAAP)		—	—	(46)	—	—

Income from continuing operations (GAAP)		2,341	2,302	2,255	1,877	1,885
Merger-related and restructuring expenses (GAAP)		20	6	29	25	15

Earnings excluding merger-related and restructuring expenses, and discontinued operations	B	2,361	2,308	2,284	1,902	1,900
Other intangible amortization (GAAP)		66	76	90	59	64

Earnings excluding merger-related and restructuring expenses, other intangible amortization and discontinued operations	C	$2,427	2,384	2,374	1,961	1,964

RETURN ON AVERAGE COMMON STOCKHOLDERS’ EQUITY
Average common stockholders’ equity (GAAP)	D	$69,317	69,320	69,725	50,143	49,063
Merger-related and restructuring expenses (GAAP)		14	1	95	70	50
Discontinued operations (GAAP)		—	—	(8)	—	—

Average common stockholders’ equity, excluding merger-related and restructuring expenses, and discontinued operations	E	69,331	69,321	69,812	50,213	49,113
Average intangible assets (GAAP)	F	(40,328)	(40,263)	(39,979)	(24,943)	(24,972)

Average common stockholders’ equity, excluding merger-related and restructuring expenses, other intangible amortization and discontinued operations	G	$29,003	29,058	29,833	25,270	24,141

Return on average common stockholders’ equity
GAAP	A/D	13.54%	13.47	13.09	14.85	15.41
Excluding merger-related and restructuring expenses, and discontinued operations	B/E	13.66	13.50	12.98	15.02	15.52
Return on average tangible common stockholders’ equity
GAAP	A/D+F	32.38	32.14	30.68	29.55	31.38
Excluding merger-related and restructuring expenses, other intangible amortization and discontinued operations	C/G	33.57%	33.27	31.58	30.79	32.63

RETURN ON AVERAGE ASSETS
Average assets (GAAP)	H	$708,603	695,448	698,687	555,164	543,612
Average intangible assets (GAAP)		(40,328)	(40,263)	(39,979)	(24,943)	(24,972)

Average tangible assets (GAAP)	I	668,275	655,185	658,708	530,221	518,640

Average assets (GAAP)		708,603	695,448	698,687	555,164	543,612
Merger-related and restructuring expenses (GAAP)		14	1	95	70	50
Discontinued operations (GAAP)		—	—	(8)	—	—

Average assets, excluding merger-related and restructuring expenses, and discontinued operations	J	708,617	695,449	698,774	555,234	543,662
Average intangible assets (GAAP)		(40,328)	(40,263)	(39,979)	(24,943)	(24,972)

Average tangible assets, excluding merger-related and restructuring expenses, and discontinued operations	K	$668,289	655,186	658,795	530,291	518,690

Return on average assets
GAAP	A/H	1.32%	1.34	1.31	1.34	1.39
Excluding merger-related and restructuring expenses, and discontinued operations	B/J	1.34	1.35	1.30	1.36	1.40
Return on average tangible assets
GAAP	A/I	1.40	1.43	1.39	1.40	1.46
Excluding merger-related and restructuring expenses, other intangible amortization and discontinued operations	C/K	1.46%	1.48	1.43	1.47	1.52

WACHOVIA CORPORATION AND SUBSIDIARIES

RECONCILIATION OF CERTAIN NON-GAAP FINANCIAL MEASURES

(Unaudited)

		2007		2006
(In millions, except per share data)	*	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	Second Quarter
OVERHEAD EFFICIENCY RATIOS
Noninterest expense (GAAP)	L	$4,856	4,588	4,931	4,045	4,261
Merger-related and restructuring expenses (GAAP)		(32)	(10)	(49)	(38)	(24)

Noninterest expense, excluding merger-related and restructuring expenses	M	4,824	4,578	4,882	4,007	4,237
Other intangible amortization (GAAP)		(103)	(118)	(141)	(92)	(98)

Noninterest expense, excluding merger-related and restructuring expenses, and other intangible amortization	N	$4,721	4,460	4,741	3,915	4,139

Net interest income (GAAP)		$4,421	4,460	4,577	3,541	3,641
Tax-equivalent adjustment		39	37	35	37	34

Net interest income (Tax-equivalent)		4,460	4,497	4,612	3,578	3,675
Fee and other income (GAAP)		4,234	3,741	3,980	3,465	3,583

Total	O	$8,694	8,238	8,592	7,043	7,258

Retail Brokerage Services, excluding insurance
Noninterest expense (GAAP)	P	$1,052	995	984	894	925

Net interest income (GAAP)		$251	252	249	246	258
Tax-equivalent adjustment		—	—	—	—	1

Net interest income (Tax-equivalent)		251	252	249	246	259
Fee and other income (GAAP)		1,160	1,144	1,071	968	970

Total	Q	$1,411	1,396	1,320	1,214	1,229

Overhead efficiency ratios
GAAP	L/O	55.85%	55.70	57.38	57.44	58.71
Excluding merger-related and restructuring expenses	M/O	55.48	55.57	56.81	56.90	58.39
Excluding merger-related and restructuring expenses, and brokerage	M-P/O-Q	51.78	52.37	53.60	53.41	54.96
Excluding merger-related and restructuring expenses, and other intangible amortization	N/O	54.29	54.15	55.17	55.60	57.03
Excluding merger-related and restructuring expenses, other intangible amortization and brokerage	N-P/ O-Q	50.36%	50.65	51.65	51.84	53.31

OPERATING LEVERAGE
Operating leverage (GAAP)		$189	(13)	665	1	180
Merger-related and restructuring expenses (GAAP)		21	(38)	10	15	(45)

Operating leverage, excluding merger-related and restructuring expenses		210	(51)	675	16	135
Other intangible amortization (GAAP)		(13)	(24)	50	(8)	7

Operating leverage, excluding merger-related and restructuring expenses, and other intangible amortization		$197	(75)	725	8	142

DIVIDEND PAYOUT RATIOS ON COMMON SHARES
Dividends paid per common share	R	$0.56	0.56	0.56	0.56	0.51

Diluted earnings per common share (GAAP)	S	$1.22	1.20	1.20	1.17	1.17
Merger-related and restructuring expenses (GAAP)		0.01	—	0.01	0.02	0.01
Other intangible amortization (GAAP)		0.04	0.04	0.05	0.04	0.04
Discontinued operations (GAAP)		—	—	(0.02)	—	—

Diluted earnings per common share, excluding merger-related and restructuring expenses, other intangible amortization and discontinued operations	T	$1.27	1.24	1.24	1.23	1.22

Dividend payout ratios
GAAP	R/S	45.90%	46.67	46.67	47.86	43.59
Excluding merger-related and restructuring expenses, other intangible amortization and discontinued operations	R/T	44.09%	45.16	45.16	45.53	41.80

*	The letters included in the columns are provided to show how the various ratios presented in the tables on pages 21 and 22 are calculated. For example, return on average assets on a GAAP basis is calculated by dividing income (GAAP) by average assets (GAAP) (i.e., A/H) and annualized where appropriate.